Exhibit 10.1

                                 TRUST AGREEMENT

     THIS AGREEMENT made and entered into this 1st day of July, 2013, by and between Tenaya Acquisitions Company ("registrant") whose, address is 1930 Village Center Circle #3-201, Las Vegas, Nevada 89134 (the
"Client/Beneficiary");, and Underhill Securities Corp., as Trustee ("Trustee").

WITNESSETH:

     WHEREAS, the Client/ Beneficaiary have established an account in which up to $30,000 (the "Funds") may be deposited, Underhill Securities Corp agrees to serve as Trustee, in accordance with the terms and conditions set forth herein.

     WHEREAS, the Client/Beneficiary and the Trustee desire to enter into an agreement with respect to the above-described trust.

     NOW, THEREFORE, in consideration of the foregoing and mutual promises and covenants contained herein, it has been and IT IS HEREBY AGREED as follows:

1. Establishment of Trust. The parties have established a trust with Trustee serving as trustee.

2.   Appointment of Trust; Deposits of Cash.

     (a) The Client/Beneficiary herby appoints the Trustee as its agent and custodian to hold and disburse the Consideration deposited with the Trust pursuant to the terms of this Trust Agreement in accordance with the terms hereof.

     (b) Following the execution of this Trust Agreement, the Client/Beneficiary will cause to be delivered to the Trustee from time to time any and all Consideration received from the Investors upon the execution and delivery of the Subscription Agreement (the "Trust Funds").

3.   Deposit into the Trust.

     DEPOSIT OF OFFERING PROCEEDS AND SECURITIES
     Rule 419 of the Securities Exchange Act of 1933 requires that the net offering proceeds, and all securities to be issued (and those sold by a selling shareholder upon their sale) be promptly deposited by the Company into a trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released by the Trustee to the Company and to investors, respectively, only after the Company has met the following three conditions: First, the Company must execute an agreement for an acquisition(s) valued at at least 80% of the offering amount (which acquisition may be consummated using the proceeds from the offering, loans or equity); second, the Company must successfully complete a reconfirmation offering which is reconfirmed by sufficient investors so that the remaining funds are adequate to allow the acquisition to be consummated; and third, the acquisition(s) meeting the above criteria must be consummated.
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     Deposit and investment of offering proceeds.

     i.   All offering proceeds shall be deposited promptly into the trust.

     ii. Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the Client/Beneficiary.

     iii. Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

     iv. Deposited proceeds shall be invested at the discretion of the Trustee in one of the following:

          A. An obligation that constitutes a "deposit," as that term is defined in section 3(1) of the Federal Deposit Insurance Act;
          B. Securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2),
               (c)(3), and (c)(4) of Rule 2a-7 under the Investment Company Act; or
          C. Securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

     v. Interest or dividends earned on the funds, if any, shall be held in the trust until the funds are released in accordance with the provisions of this section. If funds held in the trust are released to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the trust are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrants.

     vi. The registrant may receive up to 10 percent of the proceeds remaining after payment of allowances permitted by Rule 419(b)(2)(vi) of the Securities Act of 1933 exclusive of interest or dividends, only after such time as the offering has been fully completed and Trustee then receives a written request of the registrant.

     vii. This Trust will termination upon the happening of one of the following: 1) the failure to reach the minimum (1,000,000 shares) offering amount within 180 days of the effectiveness of the offering,
          2) confirmation by Tenaya Acquisitions Company's legal counsel that a reconfirmation offering has been completed and an acquisition consummated or 3) failure to complete the reconfirmation offering within 18 months of the date of effectiveness. In the event of termination, funds and securities shall be delivered as described herein.

     Deposit of securities.

     i. All securities issued in connection with the offering when sold, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited by the Company directly into the trust promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities. See also Rule 15g-8 of the Exchange Act regarding restrictions on sales of, or offers to sell, securities deposited in the trust account.

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     ii.  Securities held in the trust are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. NO TRANSFER OR OTHER DISPOSITION of securities held in the trust or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 ET SEQ.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 ET SEQ.), or the rules thereunder.

     iii. Warrants, convertible securities or other derivative securities relating to securities held in the trust may be exercised or converted by the Trustee at the direction of the Company in accordance with their terms; PROVIDED, HOWEVER, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow or trust account.

          POST-EFFECTIVE AMENDMENT

          Once the agreement(s) governing the acquisition(s) of a business(es) between the parties to this Agreement, if applicable, meeting the above criteria has (have) been executed, Rule 419 requires the Company to update the registration statement of which the prospectus relative to the acquisition registration is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The Company must execute an agreement for an acquisition(s) valued at at least 80% of the offering amount(which acquisition may be consummated using the proceeds from the offering, loans or equity); second, the Company must successfully complete a reconfirmation offering which is reconfirmed by sufficient investors so that the remaining funds are adequate to allow the acquisition to be consummated; and third, the acquisition(s) meeting the above criteria must be consummated

          RECONFIRMATION OFFERING

          The reconfirmation offer by the Company must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

          (1) The prospectus contained in the post-effective amendment will be sent by the Company to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

          (2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

          (3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

          (4) The acquisition(s) will be consummated only if sufficient investors elect to reconfirm their investments so that the remaining funds are adequate to allow the acquisition to be consummated; and

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          (5)  If a consummated acquisition(s) has not occurred within 18 months from the date that the Securities and Exchange Commission deems the offering effective as indicated on the prospectus, Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

          RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

          Methods of Disposition of Trust Funds. The Trustee will hold the Trust Funds and Securities as specified in this Trust Agreement until authorized hereunder to deliver such Trust Funds or Securities as follows:

          The Deposited Funds and Deposited Securities may be released to the Company, and the investors, respectively, after:

          (1) The Trustee has received written certification from the Company and any other evidence acceptable by the Trustee that the Company has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds (both company and selling shareholder sales) (which acquisition may be consummated using the proceeds from the offering, loans or equity) and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer((sufficient investors must have reconfirmed so that the remaining funds are adequate to allow the acquisition to be consummated; and

          (2) The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated(which acquisition may be consummated using the proceeds from the offering, loans or equity); or

          (3) The deposited funds shall be returned to investors in the event that the minimum offering amount is not raised within 180 days (in which case the securities are returned to the company).

     4. Discretion of Trustee. The Trustee, in its actions pursuant to this Agreement, shall be fully protected in every reasonable exercise of its discretion and shall have no obligations hereunder either to the Company or to any other party, except as expressly set forth herein and as stated in Rule 419 of the Securities Act of 1933.

     It is understood and agreed that the duties of the Trustee are entirely ministerial, being limited to receiving and holding and disbursing such Funds in accordance with this Agreement.

     5. Trustee Fees. The fee of the Trustee is a fee of $2,500, $1,000 of which shall be paid by the registrant at the opening of Trust and the remainder of which fee shall be paid after the close of the offering. In addition, all hard costs (wire fees, etc.) shall be deducted from disbursements except in the case of failure to meet the minimum offering requirements within 180 days in which case all costs shall be borne by Registrant.

     6. Expenses of Trustee. Trustee does not anticipate any expenses other than hard costs as described above. In the event Trustee does incur any expenses, Client/Beneficiary agrees to promptly reimburse Trustee for its actual costs incurred.

     7. Limitation of Liability of Trustee. In performing any of its duties hereunder, the Trustee shall not incur any liability to anyone for any damages, losses or expenses, except for willful default or knowing violation of law, and it shall, accordingly, not incur any such liability with respect to: (i) any action taken or omitted in good faith upon advice of its counsel or counsel for the Client/Beneficaiary given with respect to any questions relating to the duties and responsibilities of the Trustee under this Agreement; or (ii) any action taken or omitted in reliance upon any instrument, including the written advice provided for herein, not only as to its due execution and the validity

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and effectiveness of its provisions, but also as the truth and accuracy of any information contained therein, which the Trustee shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

     8. Indemnity of Trustee. The Client/Beneficary hereby agrees to indemnify and hold harmless the Trustee against any and all losses, claims, damages, liabilities, attorneys' fees (even if Trustee represents himself), and expenses, including any litigation arising from this Agreement or involving the subject matter hereof.

     9. Disputes. In the event that a dispute arises as to the terms of this Agreement, the Trustee shall be entitled to deposit, in the nature of any interpleader action, any documents or proceeds then held by such Trustee with any court of competent jurisdiction within the State of Nevada and shall be reimbursed for all its attorney's fees and costs connected therewith, even if Trustee, as attorney, represents himself.

     10. Entire Agreement. This is the entire Agreement of the parties. Any other agreements of any nature whether oral or written not contained herein are expressly made null and void.

     11. Governing Law. This Agreement shall be governed by the laws of the State of Nevada.

     IN WITNESS WHEREOF, the Company, and the Escrow Agent have executed this Escrow Agreement on the day and year first above-written.

THE CLIENT


/s/ Brian Blaszczak                                           Date: July 1, 2013
-----------------------------------
Brian Blaszczak, President
Tenaya Acquisitions Company

THE ESCROW AGENT

UNDERHILL SECURITIES CORP.


By: /s/ Frank Underhill                                      Date:  July 1, 2013
   --------------------------------
Name: Frank Underhill
Underhill Securities Corp.

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